Exhibit i(ii)
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                                 K&L|GATES                         K&L GATES LLP
                                                                1601 K Street NW
                                                       Washington, DC 20006-1600
                                                T 202.778.9000   www.klgates.com


                               November 26, 2008



USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

     We have acted as counsel to USAA Mutual Funds Trust, a statutory trust formed under the laws of Delaware (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 41 to the Trust's Registration Statement on Form N-1A (File Nos. 33-65572; 811-07852) (the "Post-Effective Amendment"), registering an indefinite number of shares of beneficial interest of the series of the Trust listed in Appendix A attached to this opinion letter (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust's Master Trust Agreement, as amended, and By-Laws of the Trust, as amended, and the action of the Trust's Board of Trustees that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

     Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and
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USAA Mutual Funds Trust
November 26, 2008
Page 2


     2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

     This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                   Sincerely,

                                   /s/ K&L Gates LLP
                                   K&L Gates LLP

Attachment:  Appendix A
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USAA Mutual Funds Trust
November 26, 2008
Page 3
                                   APPENDIX A

                             USAA MUTUAL FUNDS TRUST

                             Aggressive Growth Fund
            (Aggressive Growth Fund Shares and Institutional Shares)
                               Capital Growth Fund
                             First Start Growth Fund
                                   Growth Fund
                 (Growth Fund Shares and Institutional Shares)
                              Growth & Income Fund
                          High-Yield Opportunities Fund
        (High Yield-Opportunities Fund Shares and Institutional Shares)
                                   Income Fund
                 (Income Fund Shares and Institutional Shares)
                                Income Stock Fund
              (Income Stock Fund Shares and Institutional Shares)
                           Intermediate-Term Bond Fund
         (Intermediate-Term Bond Fund Shares and Institutional Shares)
                                Money Market Fund
                            Science & Technology Fund
                              Short-Term Bond Fund
             (Short-Term Bond Fund Shares and Institutional Shares)
                              Small Cap Stock Fund
             (Small Cap Stock Fund Shares and Institutional Shares)
                                   Value Fund
                  (Value Fund Shares and Institutional Shares)